AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of July 8, 1996 (this "Agreement"), among PROFFITT'S, INC., a Tennessee corporation ("Parent"), CASABLANCA MERGER CORP., an Alabama corporation and a wholly-owned subsidiary of Parent ("Sub"), and PARISIAN, INC., an Alabama corporation (the "Company") (Sub and the Company being hereinafter collectively referred to as the "Constituent Corporations").


                 W  I  T  N  E  S  S  E  T  H:


     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub and the Company (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of Common Stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into cash and shares of Parent Common Stock, par value $.10 per share ("Parent Common Stock") as hereinafter provided; and

     WHEREAS, the respective Boards of Directors of Parent and the Company have determined that the Merger is in furtherance of and consistent with their respective long-term business strategies and is in the best interest of their respective shareholders;

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties agree as follows:

                           ARTICLE 1.

                           THE MERGER

     Section 1.1 The Merger. Upon the terms and subject to the conditions hereof and in accordance with Alabama law, Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of Sub in accordance with Alabama law.

     Section 1.2 Effective Time. The merger shall become effective when the articles of merger (the "Articles of Merger"), executed in accordance with the relevant provisions of Alabama law, are filed with the Secretary of State of the State of Alabama (the "Secretary"). Upon issuance of a certificate of merger by the Secretary in accordance with the relevant provisions of Alabama law, the Merger shall be effected (the time of such issuance of a certificate of merger being referred to as the "Effective Time"). The filing of the Articles of Merger shall be made on the date of the Closing (as defined in Section 1.18), or as promptly thereafter as practicable.

     Section 1.3 Effects of the Merger. The effect of the merger shall be as provided by Alabama law.

     Section 1.4 Articles and Bylaws. At the Effective Time, the Articles of Incorporation of the Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time, the Bylaws of the Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by the Articles of Incorporation of the Surviving Corporation or by applicable law.

     Section 1.5 Conversion of Securities. As of  the Effective
Time, by virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

          (a)  Each issued and outstanding share of common stock,
par value $.01, of Sub      shall be converted into one validly
issued, fully paid and nonassessable share of common      stock of
the Surviving Corporation.

          (b)  All shares of Company Common Stock that are held in
the treasury of the      Company or by any wholly-owned Subsidiary
of the Company shall be canceled and no      capital stock of
Parent or other consideration shall be delivered in exchange therefor.

          (c)  Subject to the provisions of Sections 1.10 and 1.15
hereof, each share of      Company Common Stock issued and
outstanding immediately prior to the Effective Time      (other
than shares to be canceled in accordance with Section 1.5(b)) shall
be converted into      the right to receive $15.00 in cash (the
"Cash Consideration") and .4006 (such number being      the
"Conversion Number") validly issued, fully paid and nonassessable
shares of Parent      Common Stock (collectively, the "Merger
Consideration"). All such shares of Company      Common Stock, when
so converted, shall no longer be outstanding and shall
automatically      be canceled and retired and each holder of a
certificate formerly representing any such shares      shall cease
to have any rights with respect thereto, except the right to
receive any dividends      and other distributions in accordance
with Section 1.7, certificates representing the shares      of
Parent Common Stock into which such shares are converted, the Cash
Consideration and      any cash, without interest, in lieu of
fractional shares to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with
Section 1.6.

          (d)  Each unexpired and unexercised option to purchase
shares of Company      Common Stock (a "Company Stock Option")
under the Company Stock Option Plans      (including Company Stock
Options which as of the Effective Time have not yet been granted under the Company Stock Option Plans) will be assumed by Parent
as hereinafter provided.      Pursuant to Section 4.4 of each
Company Stock Option Plan, each Company Stock Option      will be
automatically converted into an option (the "Parent Stock Option")
to purchase a      number of shares of Parent Common Stock equal to
the number of shares of Company      Common Stock that could have
been purchased under such Company Stock Option      multiplied by
 .8, at a price per share of Parent Common Stock equal to the per
share option      exercise price specified in the Company Stock
Option divided by .8. Such Parent Stock      Option shall otherwise
be subject to the same terms and conditions as such Company Stock
    Option. At the Effective Time, (i) the Company Stock Option
Plans shall be amended so that      all references in the Company
Stock Option Plans, the applicable stock option or other
awards agreements issued thereunder shall be deemed to refer to
Parent; (ii) Parent shall      assume the Company Stock Option
Plans and all of the Company's obligations with respect      to the
Company Stock Options; and (iii) Parent shall issue to each holder
of an outstanding      Company Stock Option a document evidencing
the foregoing assumption by Parent.  If      required by law in
addition to the existing Parent Registration Statement on Form S-8 relating to such Parent Stock Options, as soon as practicable
following the Effective Time      of the Merger, Parent shall use
its best efforts to file a registration statement on Form S-8 with the Securities and Exchange Commission (the "SEC") with
respect to the Company      Stock Options that have been converted
into Parent Stock Options.

Section 1.6 Parent to Make Certificates Available.

          (a)  Exchange of Certificates.  Parent shall authorize a
commercial bank      reasonably acceptable to the Company (or such
other person or persons as shall be acceptable      to Parent and
the Company) to act as Exchange Agent hereunder (the "Exchange
Agent").      As soon as practicable after the Effective Time,
Parent shall deposit with the Exchange      Agent, in trust for the
holders of shares of Company Common Stock converted in the
Merger, the total Cash Consideration, certificates representing the
shares of Parent Common      Stock issued pursuant to Section
1.5(c) in exchange for outstanding certificates representing shares of Company Common Stock and cash required to make payments
in lieu of any      fractional shares pursuant to Section 1.8 (such
total Cash Consideration, cash and shares of      Parent Common
Stock, together with any dividends or distributions with respect
thereto,      being hereinafter referred to as the "Exchange
Fund"). The Exchange Agent shall, pursuant      to irrevocable
instructions, deliver the Cash Consideration and certificates
representing the      Parent Common Stock contemplated to be
delivered pursuant to Section 1.5(c) out of the      Exchange Fund.
Except as contemplated by Sections 1.6, 1.8 and 1.9, the Exchange
Fund      shall not be used for any other purpose.

          (b)  Exchange Procedures. As soon as practicable after
the Effective Time, Parent      shall cause the Exchange Agent to
mail to each record holder of a certificate or certificates
which immediately prior to the Effective Time represented
outstanding shares of Company      Common Stock converted in the
Merger (the "Certificates") a letter of transmittal (which
shall be in customary form, shall specify that delivery shall be
effected, and risk of loss and      title to the Certificates shall
pass, only upon actual delivery of the Certificates to the
Exchange Agent, and shall contain instructions for use in effecting
the surrender of the      Certificates in exchange for the Merger
Consideration and cash in lieu of fractional shares).      Upon
surrender for cancellation to the Exchange Agent of a Certificate,
together with such      letter of transmittal, duly executed, the
holder of such Certificate shall be entitled to receive      in
exchange therefor the Cash Consideration, a certificate
representing that number of whole      shares of Parent Common
Stock into which the shares represented by the surrendered Certificate shall have been converted at the Effective Time
pursuant to this Article I, cash      in lieu of any fractional
share in accordance with Section 1.8 and certain dividends and
other      distributions in accordance with Section 1.7.

     Section 1.7 Dividends; Transfer Taxes; Withholding. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any person entitled by reason of the Merger to receive the Merger Consideration and no certificates evidencing Parent Common Stock, Cash Consideration or cash payment in lieu of fractional shares will be paid to any such person pursuant to Section 1.8 until such person surrenders the related Certificate or Certificates, as provided in Section 1.6. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender; and (iii) at the time of such surrender or as promptly as practicable thereafter, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.8. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of Parent Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article I, and no Parent dividend or other distribution or stock split shall relate to any fractional share, and no fractional share shall entitle the owner thereof to vote or to any other rights of a security holder of Parent. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article I will be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying
(i) $37.50 by (ii) the fractional interest to which such holder would otherwise be entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify the Parent, and the Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Section 1.7 and this Section 1.8.

     Section 1.9 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former shareholders of the Company for one year after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former shareholders who have not theretofore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Cash Consideration, Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor the Surviving Corporation shall be liable to any former holder of Company Common Stock for any such Cash Consideration, shares of Parent Common Stock, cash and dividends and distributions held in the Exchange Fund which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.10 Adjustment of Conversion Number.     In the event
of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, any other dividend or distribution with respect to the Parent Common Stock other than normal quarterly cash dividends as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), or any issuance of securities (other than rights) pursuant to the Parent Rights Plan (as hereinafter defined) prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted. For purposes of this Agreement, "Parent Rights Plan" means the issuance of securities pursuant to the stock purchase rights declared as a dividend on March 28, 1995 and the rights agreement dated as of March 28, 1995 between Parent and Union Planters National Bank.

     Section 1.11 No Further Ownership Rights in Company Common Stock. All Cash Consideration and shares of Parent Common Stock issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.8) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

     Section 1.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or the Parent, such Certificates shall be canceled and exchanged as provided in this Article I.

     Section 1.13 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct (but consistent with the practices the Parent applies to its own shareholders), as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Cash Consideration, shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 1.8 and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 1.7.

     Section 1. 14 Legend. Certificates representing shares of Parent Common Stock issued in accordance with the terms of this Agreement in exchange for shares of Company Common Stock surrendered by any "affiliate" of the Company for purposes of Rule 145(c) under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A RULE 145 TRANSACTION, AS THAT TERM IS USED IN RULE 145
PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
"SECURITIES ACT") AND MAY BE OFFERED FOR SALE, SOLD,
     TRANSFERRED ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE
ENCUMBERED ONLY (1) PURSUANT TO RULE 145, (2) PURSUANT TO AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (3) UPON
RECEIPT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO
THE ISSUER THAT SUCH TRANSFER IS OTHERWISE EXEMPT FROM
REGISTRATION UNDER THE ACT.

     Section 1.15 Dissenters' Rights.

          (a)  Notwithstanding any provision of this Merger
Agreement to the contrary,      each outstanding share of Company
Common Stock held by a holder who has demanded and      perfected
his dissenters' rights in accordance with Alabama law and who has
not effectively      withdrawn or lost his right to such
dissenters' rights (a "Dissenting Share"), shall not be
converted into, become exchangeable for or represent a right to
receive the Merger      Consideration pursuant to Section 1.5
hereof but the holder thereof shall only be entitled to      such
rights as are granted by Alabama law and shall not be entitled to
vote or to exercise any      other rights of a shareholder of the
Company.  Each holder of Dissenting Shares who      becomes
entitled to payment therefor pursuant to Alabama law shall receive
such payment      from the Surviving Corporation in accordance with
Alabama law.

          (b)  Notwithstanding the provisions of Section 1.15(a)
hereof if any shareholder      who demands dissenters' rights with
respect to a share of his Company Common Stock under      Alabama
law shall effectively withdraw or lose (through failure to perfect
or otherwise) his      right to appraisal, such share shall cease
to be a Dissenting Share and shall automatically be      converted
into, become exchangeable for and represent only the right to
receive the Merger      Consideration, without interest thereon,
any cash in lieu of fractional shares pursuant to      Section 1.8
hereof and any dividends or other distributions pursuant to Section
1.7 hereof,      upon surrender of a Certificate.

     Section 1.16 Further Assurances. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.17 Directors and Officers. The persons who are directors of Sub immediately prior to the Effective Time, together with Donald E. Hess, shall, after the Effective Time, comprise the Board of Directors of the Surviving Corporation. At the Effective Time, the officers of the Surviving Corporation shall consist of the officers of Sub immediately prior to the Effective Time. Each of such directors and officers of the Surviving Corporation shall hold office until their respective successors have been duly elected or appointed and qualified or as otherwise provided in the Articles of Incorporation of the Surviving Corporation, the Bylaws of the Surviving Corporation or by law.

     Section 1.18 Closing. Unless this Merger Agreement shall have been terminated pursuant to the provisions of Article 7 hereof the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this Agreement to occur at the Closing shall take place on or before October 15, 1996 (the "Closing Date"); provided, however, that if any of the conditions provided for in Article 6 hereof shall not have been satisfied or waived in accordance with the terms hereof by the Closing Date, then either party to this Merger Agreement shall be entitled to postpone the Closing by notice to the other party until such condition or conditions shall have been met or waived.

                           ARTICLE 2.

        REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 2.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee, and has the requisite corporate power and authority to carry on its business as now being conducted. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of Parent is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Parent and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement (a) "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is materially adverse to the assets, liabilities, results of operation or financial condition of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole, as the case may be, and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

     Section 2.2 Capital Structure. As of the Effective Time, the authorized capital stock of Parent will consist of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of Preferred Stock, par value $ 1.00 per share (the "Parent Preferred Stock"). At the close of business on July 5, 1996 (i) 20,660,145 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 3,401,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1994 Long-Term Incentive Plan and the 1987 Stock Option Plan; (iii) 330,000 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1994 Employee Stock Purchase Plan; and (iv) 2,019,906 shares of Parent Common Stock were reserved for future issuance pursuant to the terms of the 4 3/4% Convertible Subordinated Debentures Due 2003. No shares of Preferred Stock are issued and outstanding. All of the shares of Parent Common Stock issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering not in excess of 2,700,000 shares of Parent Common Stock (collectively, the "Parent Stock Options"), (c) the 1994 Employee Stock Purchase Plan, (d) the 4 3/4% Convertible Subordinated Debentures due 2003, (e) contingent stock grants of 38,000 shares of Parent Common Stock to key executives, and (f) securities issuable pursuant to the stock purchase rights declared as a dividend on March 28, 1995 (the "Parent Rights") and the rights agreement dated as of March 28, 1995 between Parent and Union Planters National Bank (the "Parent Rights Agreement") ( the Parent Rights and the Parent Rights Agreement are collectively the "Parent Rights Plan"), there are no options, warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Each outstanding share of capital stock of each Subsidiary of Parent is duly authorized, validly issued, fully paid and nonassessable and, except as disclosed in the Parent SEC Documents (as hereinafter defined), each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.
     Section 2.3 Authority. The respective Boards of Directors of Parent and Sub have on or prior to the date of this Agreement declared the Merger advisable and approved this Agreement in accordance with the applicable law. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement, to issue the Parent Common Stock in connection with the Merger (the "Share Issuance"), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of appropriate Merger documents as required by Alabama law. This Agreement has been duly executed and delivered by Parent and Sub and (assuming the valid authorization, execution and delivery of this Agreement by the Company) this Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to judicial discretion. The Share Issuance and the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), for the purpose of registering the shares of Parent Common Stock and the guarantees to be issued in connection with the Merger (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

     Section 2.4 Consents and Approvals; No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 2.4 have been obtained and all filings and obligations described in this Section 2.4 have been made, except as set forth on Schedule 2.4 of the disclosure schedule delivered contemporaneously herewith (the "Disclosure Schedule") the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Charter or Bylaws of Parent, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) or (iv), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of Articles of Merger with the Secretary and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (v) applicable requirements, if any, of state securities or "blue sky" laws (the "Blue Sky Laws") and NASDAQ, and (vi) such other consents, orders authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby.

     Section 2.5 SEC Documents and Other Reports. Parent has, since January 29, 1994, filed all documents and reports which it is required to file with the SEC, including, without limitation, an Annual Report on Form 10-K for each of the fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, and a Quarterly Report on Form 10-Q for the quarter ended May 4, 1996 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed (and as amended through the date hereof), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments which would not in the aggregate be material in amount or effect). Except as disclosed in the Parent SEC Documents or as required by generally accepted accounting principles, Parent has not, since February 3, 1996, made any change in the accounting principles, practices, methods or policies applied in the preparation of financial statements.

     Section 2.6 Registration Statement and Prospectus. None of the information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the prospectus included therein (together with any amendments or supplements thereto, the "Prospectus") relating to the Company Shareholder Meeting and the Company Noteholder Approval (as defined in Section 5.1) will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Prospectus, at the time of the mailing of the Prospectus, the time of each of the Shareholder Meeting and Noteholder Approval, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Prospectus or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders and noteholders of the Company. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the provisions of the Securities Act.


     Section 2.7 Absence of Certain Changes or Events. Except as disclosed in Parent SEC Documents filed with the SEC prior to the date of this Agreement, since February 3, 1996, (A) Parent and its Subsidiaries have not entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on Parent, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and Subsidiaries of Parent are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) Parent and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on Parent; (C) other than any indebtedness incurred by Parent after the date hereof as permitted by Section 4.l(a)(v), there has been no material change in the consolidated indebtedness of Parent and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by Parent on any class of its stock, except for regular semi-annual dividends of not more than $ 1.625 per share on Parent Series A Preferred Stock and an inducement payment of $3,031,674 in connection with the conversion of Parent Series A Preferred Stock into Parent Common Stock; and (D) there has been no event causing a Material Adverse Effect on Parent, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which Parent and Subsidiaries of Parent are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.

     Section 2.8 Permits and Compliance. Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity which, to the Knowledge of Parent (as hereinafter defined), are necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither Parent nor any of its Subsidiaries is in violation of (A) its Charter, Bylaws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement there is no contract or agreement that is material to the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole. Except as set forth in the Parent SEC Documents, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by Parent of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any such Subsidiary is bound or to which any of the properties, assets or operations of Parent or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Set forth on Schedule 2.8 of the Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described on Parent's Annual Report on Form 10-K. "Knowledge of Parent" means the actual knowledge of any of the Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer of the Parent.

     Section 2.9 Tax Matters.      (a)  Each of Parent and its
Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement:
(i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any governmental authority and (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     (b) Neither the Parent's shares of capital stock nor the shares of capital stock of any of its subsidiaries are "United States real property interests" within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 2.10 Actions and Proceedings. Except as set forth in the Parent SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, as such, any of its properties, assets or business or any Parent Plan (as hereinafter defined) that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits or claims or legal administrative or arbitrative proceedings or investigations pending or, to the Knowledge of Parent, threatened against or involving Parent or any of its Subsidiaries, any of its properties, assets or business or any Parent Plan that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent. As of the date hereof there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries, any of its properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 2.11 Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     Section 2.12 ERISA. Each Parent Plan complies in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and all other applicable statutes and governmental rules and regulations, including but not limited to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan, (ii) neither Parent nor any of its ERISA Affiliates (as hereinafter defined) has withdrawn from any Parent Multi-employer Plan (as hereinafter defined) or instituted, or is currently considering taking, any action to do so, except for Proffitt's of Tri-Cities, Inc.'s withdrawal from Belk Employees' Group Life Insurance and Medical Plan to the extent that it no longer pays retiree life benefits (iii) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, except for Younkers, Inc.'s termination of the Brandeis Employees Pension Plan, and (iv) Parent and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA. No Parent Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived. With respect to any Parent Plan which is subject to Title IV of ERISA, except for Younkers, Inc.'s termination of the Brandeis Employees Pension Plan, the present value of the liabilities (as determined on a terminated plan basis) do not exceed the fair market value of the Plan assets as of the most recent valuation date. With respect to the Parent Plans, no event has occurred in connection with which Parent or any ERISA Affiliate would be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Parent. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and to the Knowledge of Parent, there is no reason why any Parent Plan is not so qualified in operation. Neither Parent nor any of its ERISA Affiliates has been notified by any Parent Multi-employer Plan that such Parent Multi-employer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Parent Multi-employer Plan intends to terminate or has been terminated under
Section 4041A of ERISA. Neither Parent nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in the Parent SEC Documents. As used herein, (i) "Parent Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Parent Multi-employer Plan)) or a "welfare plan" (as defined in
Section 3(1) of ERISA) established or maintained by Parent or any of its ERISA Affiliates or as to which Parent or any of its ERISA Affiliates has contributed or otherwise may have any liability,
(ii) "Parent Multi-employer Plan" means a "Multi-employer plan" (as defined in Section 4001(a)(3) of ERISA) to which Parent or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability, and (iii) with respect to any person, "ERISA Affiliate" means any trade or business (whether or not incorporated) which is under common control or would be considered a single employer with such person pursuant to Section 414(b), (c), (m) or (o) of the Code and the regulations promulgated under those sections or pursuant to Section 400l(b) of ERISA and the regulations promulgated thereunder.

     Section 2.13 Compliance with Certain Laws. To the Knowledge of Parent, the properties, assets and operations of Parent and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety (collectively, "Worker Safety Laws") and the protection and clean-up of the environment and activities or conditions related thereto, including without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively, "Environmental Laws") except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. The term "hazardous materials" shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws.

     Section 2.14 Liabilities. Except as fully reflected or reserved against in the financial statements included in the Parent SEC Documents, or disclosed in the footnotes thereto, Parent and its Subsidiaries had no liabilities (including, without limitation, tax liabilities and workmen's compensation liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent, and, to the Knowledge of Parent, had no liabilities (including, without limitation, tax liabilities) that were not incurred in the ordinary course of business other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent.

     Section 2.15 Labor Matters. Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract except as set forth on Schedule 2.15 of the Disclosure Schedule. To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of Parent, threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on Parent. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on Parent.

     Section 2.16 Intellectual Property. Parent and its Subsidiaries have all patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights (collectively, "Intellectual Property Rights") that are necessary in connection with the business of the Parent and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Parent. To the Knowledge of the Parent, neither the Parent nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 2.17 Operations of Sub. Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 2.18 Financing. Parent has, or will have prior to the Closing Date, sufficient funds available to fund the total Cash
Consideration contemplated by this Agreement and to pay all related fees and expenses in connection with the consummation of the transactions contemplated hereby.

     Section 2.19 Brokers. Except as set forth on Schedule 2.19 of the Disclosure Schedule, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                           ARTICLE 3.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1 Organization, Standing and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has the requisite corporate power and authority to carry on its business as now being conducted. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate (in the case of a Subsidiary that is a corporation) or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company and each of its Subsidiaries are duly qualified to do business, and are in good standing, in each jurisdiction where the character of their properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.2 Capital Structure. As of the Effective Time, the authorized capital stock of the Company will consist of 65,000,000 shares of Company Common Stock, par value $.01 per share, and 12,000,000 shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock"). As of the date hereof (i) 7,355,846.189 shares of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, except as set forth on
Schedule 3.2 of the Disclosure Schedule and (ii) no shares of Preferred Stock are issued or outstanding and no shares are held in the Company's treasury. Except as set forth on Schedule 3.2 of the Disclosure Schedule, there are no options, warrants, calls, rights or agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Except as set forth on
Schedule 3.2 of the Disclosure Schedule, each outstanding share of capital stock of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable and each such share is owned by the Company or another Subsidiary of the Company, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

     Section 3.3 Authority. The Board of Directors of the Company has on or prior to the date of this Agreement (a) adopted this Agreement in accordance with Alabama law, (b) resolved to recommend the approval of this Agreement by the Company's shareholders and
(c) directed that this Agreement be submitted to the Company's shareholders for approval. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the shareholders of the Company of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) approval of this Agreement by the shareholders of the Company and (y) the filing of appropriate Merger documents as required by Alabama law. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to judicial discretion.

     Section 3.4 Consents and Approvals: No Violation. Assuming that all consents, approvals, authorizations and other actions described in this Section 3.4 have been obtained and all filings and obligations described in this Section 3.4 have been made, except as set forth on Schedule 3.4 of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any provision of (i) the Articles of Incorporation or Bylaws of the Company, (ii) any provision of the comparable charter or organization documents of any of the Company's Subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries (iv) any shareholder agreement, or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii) (iv) or (v), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, except for (i) in connection, or in compliance, with the provisions of the HSR Act, (ii) the filing of the Articles of Merger with the Secretary and appropriate documents with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by this Agreement, (iv) such filings and consents as may be required under any state or foreign laws pertaining to debt collection, the issuance of payment instruments or money transmission, (v) applicable requirements, if any, of Blue Sky Laws, and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent the consummation of any of the transactions contemplated hereby.

     Section 3.5 SEC Documents and Other Reports. The Company has, since January 29, 1994, filed all documents and reports which it is required to file with the SEC including, without limitation, an Annual Report on Form 10-K for the fiscal years ended January 29, 1994, January 28, 1995 and February 3, 1996, and a Quarterly Report on Form 10-Q for the quarter ended May 4, 1996 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed (and as amended through the date hereof), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any adjustments described therein and to adjustments for inventories, receivables and other normal year-end audit adjustments consistent with past practices). Except as disclosed in the Company SEC Documents or as required by generally accepted accounting principles, the Company has not, since February 3, 1996, made any change in the accounting principles, practices, methods or policies applied in the preparation of financial statements.

     Section 3.6 Absence of Certain Changes or Events. Except as set forth on Schedule 3.6 of the Disclosure Schedule, since February 3, 1996, (A) the Company and its Subsidiaries have not entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would result in a Material Adverse Effect on the Company, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and Subsidiaries of the Company are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company and its Subsidiaries have not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had a Material Adverse Effect on the Company; (C) other than any indebtedness incurred by the Company after the date hereof as permitted by Section 4. l(b)(v), there has been no material change in the consolidated indebtedness of the Company and its Subsidiaries, and no dividend or distribution of any kind declared, paid or made by the Company on any class of its stock; and (D) there has been no event causing a Material Adverse Effect on the Company, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and Subsidiaries of the Company are involved and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof.


     Section 3.7 Registration Statement and Prospectus. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Prospectus, at the time of the mailing of the Prospectus, the time of each of the Company Shareholder Meeting and the Company Noteholder Approval, and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Prospectus or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders and noteholders of the Company. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the provisions of the Securities Act.

     Section 3.8 Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity which, to the Knowledge of the Company (as hereinafter defined), are necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on Company. Neither the Company nor any of its Subsidiaries is in violation of (A) its Articles of Incorporation, Bylaws or other organizational document, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries, except, in the case of clauses (A), (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, as of the date hereof there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Except as set forth in the Company SEC Documents, prior to the date of this Agreement, no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists or, upon the consummation by the Company of the transactions contemplated by this Agreement, will exist under any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject, other than any defaults that, individually or in the aggregate, would not have a Material Adverse Effect on the Company. Set forth on
Schedule 3.8 to this Agreement is a description of (i) all store leases and leases for leased departments to which the Company or any of its Subsidiaries is a party or by which the Company or any such Subsidiary is bound or to which any of the properties, assets or operations of the Company or any such Subsidiary is subject and all amendments thereto, and (ii) any material changes to the amount and terms of the indebtedness of the Company and its Subsidiaries as described in the Company's Annual Report on Form 10-K. "Knowledge of the Company" means the actual knowledge of any of the Chief Executive Officer, Chief Operating Officer, General Counsel and Chief Financial Officer of the Company.

     Section 3.9 Tax Matters. Except as set forth on Schedule 3.9, each of the Company and its Subsidiaries has filed all Tax Returns required to have been filed (or extensions have been duly obtained) and has paid all Taxes required to have been paid by it, except where failure to file such Tax Returns or pay such Taxes would not, in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.10 Actions and Proceedings. Except as set forth on the Company SEC Documents, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company or any of its Subsidiaries, that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.10 of the Disclosure Schedule, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company or any of its Subsidiaries or any of its properties, assets or business or any Company Plan that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date hereof there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of its properties, assets or business relating to the transactions contemplated by this Agreement.

     Section 3.11 Certain Agreements. As of the date of this Agreement, except as set forth on Schedule 3.11 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company or its Subsidiaries, is or will be entitled to receive cash from the Company or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement one trigger of which would be the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 3.11 of the Disclosure Schedule.

     Section 3.12 ERISA. Each Company Plan complies in all material respects with the Code and all other applicable statutes and governmental rules and regulations, including but not limited to COBRA, and (i) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan, (ii) neither the Company nor any of its ERISA Affiliates has withdrawn from any Company Multi-employer Plan or instituted, or is currently considering taking, any action to do so, (iii) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, and (iv) the Company and its ERISA Affiliates have complied in all material respects with the continued medical coverage requirements of COBRA. No Company Plan, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA, whether or not waived. With respect to any Company Plan which is subject to Title IV of ERISA, the present value of the liabilities (as determined on a terminated plan basis) do not exceed the fair market value of the Plan assets as of the most recent valuation date. With respect to the Company Plans, no event has occurred in connection with which Company or any ERISA Affiliate would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have a Material Adverse Effect on Company. All Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and to the Knowledge of Company, there is no reason why any Company Plan is not so qualified in operation. Neither Company nor any of its ERISA Affiliates has been notified by any Company Multi-employer Plan that such Company Multi-employer Plan is currently in reorganization or insolvency under and within the meaning of Section 4241 or 4245 of ERISA or that such Company Multi-employer Plan intends to terminate or has been terminated under Section 4041A of ERISA. Neither Company nor any of its ERISA Affiliates has any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in the Company SEC Documents. As used herein, (i) "Company Plan" means a "pension plan" (as defined in Section 3(2) of ERISA (other than a Company Multi-employer Plan)) or a "welfare plan" (as defined in
Section 3(1) of ERISA) established or maintained by Company or any of its ERISA Affiliates or as to which Company or any of its ERISA Affiliates has contributed or otherwise may have any liability and
(ii) "Company Multi-employer Plan" means a "Multi-employer plan" (as defined in Section 4001(a)(3) of ERISA) to which Company or any of its ERISA Affiliates is or has been obligated to contribute or otherwise may have any liability.

     Section 3.13 Compliance with Certain Laws. To the Knowledge of the Company, the properties, assets and operations of the Company and its Subsidiaries are in compliance in all material respects with all applicable Worker Safety Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 3.14 Liabilities. Except as fully reflected or reserved against in the financial statements included in the Company SEC Documents, or disclosed in the footnotes thereto, the Company and its Subsidiaries had no liabilities (including, without limitation, tax liabilities and workmen's compensation liabilities) at the date of such financial statements, absolute or contingent, other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, and, to the Knowledge of the Company, had no liabilities (including, without limitation, tax liabilities) that were not incurred in the ordinary course of business other than liabilities that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 3.15 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any persons employed by or otherwise performing services primarily for the Company or any of its Subsidiaries (the "Company Business Personnel"), and there is no unfair labor practice complaint or grievance against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to the Knowledge of the Company, threatened in writing with respect to the Company Business Personnel, except where such unfair labor practice, complaint or grievance would not have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not have a Material Adverse Effect on the Company.

     Section 3.16 Intellectual Property. The Company and its Subsidiaries have all Intellectual Property Rights that are necessary in connection with the business of the Company and its Subsidiaries, taken as a whole, except where the failure to have such Intellectual Property Rights would not have a Material Adverse Effect on the Company. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has infringed any Intellectual Property Rights of any third party other than any infringements that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     Section 3.17 Environmental Matters.

          (a)  Except as disclosed on Schedule 3.17 of the
Disclosure Schedule  and except      for matters which will not,
individually or in the aggregate, have a Material Adverse Effect, the Company has not received any oral or written notice of,
nor, to the Knowledge of the      Company, is there any existing or
pending violation, citation, claim or complaint relating to
the business of the Company or any facility now or previously owned
or operated by the      Company arising under any federal laws
relating to environmental protection, including      without
limitation, the Resource Conservation and Recovery Act, the
Comprehensive      Environmental Response Compensation and
Liability Act, the Superfund Amendments and      Reauthorization
Act, the Toxic Substances Control Act, the Safe Drinking Water Act,
the      Federal Water Pollution Control Act (Clean Water Act), the
Clean Air Act, and antipollution,      waste control and disposal
and environmental provisions of similar statutes or ordinances of any state or local governmental authorities, and all
regulations, standards and guidelines      enacted or promulgated
pursuant thereto and all permits and authorizations issued in connection therewith (collectively, "Environmental Matters").

          (b)  Except as set forth in Schedule 3.17 of the
Disclosure Schedule:  to the      Knowledge of the Company (i) no
underground tanks are now or have been located at any      facility
now or previously owned or operated by the Company, and (ii) except
for matters      which will not, individually or in the aggregate,
have a Material Adverse Effect, no toxic or      hazardous
substances have been generated, transported, treated, stored,
disposed of on or      from or otherwise deposited in or on or
allowed to emanate from any such facility      (irrespective of
whether such substances remain at the facility or were transferred
to or      otherwise disposed of off site), including, without
limitation, the surface waters and      subsurface waters thereof,
which may support a claim or cause of action under any federal, state or local environmental statutes, ordinances, regulations or guidelines.

     Section 3.18 Required Vote or Consent of Company Shareholders and Noteholders. The affirmative vote of the holders of not less than two-thirds of the outstanding shares of Company Common Stock is required to approve the transactions contemplated by this Agreement. No other vote of the shareholders of the Company is required by law, the Articles of Incorporation or By-laws of the Company or otherwise in order for the Company to consummate the Merger and the transactions contemplated hereby. The affirmative vote of the holders of not less than a majority in aggregate principal amount of the Company's 9 7/8 Senior Subordinated Notes (the "Senior Notes") is required to approve a Supplemental Indenture to the Indenture dated as of July 15, 1993, between Parisian, Inc. and AmSouth Bank N.A., Trustee (the "Indenture") to allow the transactions contemplated by this Agreement to be consummated without triggering the right of the Noteholders to require the repurchase of the Senior Notes.

     Section 3.19 Brokers. Except as set forth on Schedule 3.19 of the Disclosure Schedule, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.




                            ARTICLE 4.

           COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1 Conduct of Business Pending the Merger.

          (a) Actions by Parent. Except as expressly permitted by
clauses (i) through (x) of this      Section 4.1(a), during the
period from the date of this Agreement through the Effective Time,
    Parent shall, and shall cause each of its Subsidiaries to, in
all material respects carry on its      business in the ordinary
course of its business as currently conducted and, to the extent consistent therewith, use reasonable good faith efforts to
preserve intact its current business      organizations, keep
available the services of its current officers and employees and
preserve      its relationships with customers, suppliers and
others having business dealings with it to the      end that its
goodwill and ongoing business shall be unimpaired at the Effective
Time.      Without limiting the generality of the foregoing, and
except as otherwise expressly      contemplated by or necessary to
effect this Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:
          (i) (w) declare, set aside or pay any dividends on, or
make any other actual,           constructive or deemed
distributions in respect of, any of its capital stock, or
 otherwise make any payments to its shareholders in their capacity
as such (other than           dividends and other distributions by
Subsidiaries), (x) other than in the case of any
Subsidiary, split, combine or reclassify any of its capital stock
or issue or authorize           the issuance of any other
securities in respect of, in lieu of or in substitution for
   shares of its capital stock or (y) purchase, redeem or otherwise
acquire any shares of           capital stock of Parent or any
other securities thereof or those of any Subsidiary or
any other securities thereof or any rights, warrants or options to
acquire any such           shares or other securities;

          (ii) issue, deliver, sell pledge, dispose of or otherwise
encumber any shares of its           capital stock, any other
voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire any
such shares, voting           securities, equity equivalent or
convertible securities, other than (A) the issuance of
stock options and shares of Parent Common Stock to employees of
Parent or any of           its Subsidiaries in the ordinary course
of business consistent with past practice, (B)           the
issuance of Parent securities pursuant to the Parent Rights Plan,
and (C) the           issuance by any wholly-owned Subsidiary of
Parent of its capital stock to Parent or           another wholly-
owned Subsidiary of Parent;

          (iii) amend its Charter or Bylaws;

          (iv) alter (through merger, liquidation, reorganization,
restructuring or in any other           fashion) the corporate
structure or ownership of the Parent or any Subsidiary;

          (v) incur any indebtedness for borrowed money, guarantee
any such indebtedness or           make any loans, advances or
capital contributions to, or other investments in, any
other person, other than (A) in the ordinary course of business
consistent with past           practice, (B) indebtedness, loans,
advances, capital contributions and investments           between
Company and any of its wholly-owned Subsidiaries or between any of
such           wholly-owned Subsidiaries (C) in connection with the
consummation of the           transactions contemplated hereby, and
(D) as necessary in connection with any           acquisition
permitted in Section 4.1(a)(vi) hereof ;

          (vi) acquire or agree to acquire by merging or
consolidating with, or by purchasing           a substantial
portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or
other business organization           or division thereof or
otherwise acquire or agree to acquire any assets, unless (i) the entering into a definitive agreement relating to or the
consummation of such           acquisition, merger, consolidation
or purchase would not (A) impose any material           delay in
the obtaining of, or significantly increase the risk of not
obtaining, any            authorizations, consents, orders,
declarations or approvals of any Governmental           Entity
necessary to consummate the Merger or the expiration or termination
of any           applicable waiting period, (B) significantly
increase the risk of any Governmental           Entity entering an
order prohibiting the consummation of the Merger or (C) significantly increase the risk of not being able to remove any
such order on appeal           or otherwise, and (ii) in the case
of any acquisitions, mergers, consolidations or
purchases, the asset purchase price or equity purchase price for
which Parent is           responsible does not exceed $125 million
in the aggregate and which does not           materially change the
ratio of debt to total capitalization of Parent;

          (vii) knowingly violate or knowingly fail to perform any
material obligation or duty           imposed upon it or any
Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (viii) take any action, other than reasonable and usual
actions in the ordinary course           of business consistent
with past practice, with respect to accounting policies or
  procedures (other than actions required to be taken by generally
accepted accounting           principles);

          (ix) take any action or knowingly omit to take any action
which would cause any of           its representations or warrants
contained in this Agreement to be untrue or result in           a
breach of any covenant made by it in this Agreement; or

          (x) authorize, recommend or announce an intention to do
any of the foregoing, or           enter into any contract,
agreement, commitment or arrangement to do any of the foregoing.

           (b) Actions by the Company. Except as expressly
permitted by clauses (i) through      (xiii) of this Section
4.l(b), during the period from the date of this Agreement through
the      Effective Time, the Company shall, and shall cause each of
its Subsidiaries to, in all material      respects, carry on its
business in, the ordinary course of its business as currently
conducted      and, to the extent consistent therewith, use
reasonable good faith efforts to preserve intact      its current
business organizations, keep available the services of its current
officers and      employees and preserve its relationships with
customers, suppliers and others having      business dealings with
it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality
of the foregoing, and      except as otherwise expressly
contemplated by or necessary to effect this Agreement, the
Company shall not, and shall not permit any of its Subsidiaries to,
without the prior written      consent of Parent:

          (i) (w) declare, set aside or pay any dividends on, or
make any other actual,           constructive or deemed
distributions in respect of, any of its capital stock, or
 otherwise make any payments to its shareholders in their capacity
as such, (x) other           than in the case of any Subsidiary,
split, combine or reclassify any of its capital stock           or
issue or authorize the issuance of any other securities in respect
of, in lieu of or in           substitution for shares of its
capital stock or (y) purchase, redeem or otherwise
acquire any shares of capital stock of the Company or any other
securities thereof or           any rights, warrants or options to
acquire any such shares or other securities;
          (ii) issue, deliver, sell, pledge, dispose of or
otherwise encumber any shares of its           capital stock, any
other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to
acquire any such shares, voting           securities, equity
equivalent or convertible securities;

          (iii) amend its Articles of Incorporation or Bylaws;

          (iv) sell, lease or otherwise dispose of or agree to
sell, lease or otherwise dispose of,           any of its assets,
other than (A) transactions that are in the ordinary course of business consistent with past practice and not material to
the Company and its           Subsidiaries taken as a whole and (B)
as may be required by any Governmental           Entity;

          (v) incur any indebtedness for borrowed money, guarantee
any such indebtedness or           make any loans, advances or
capital contributions to, or other investments in, any
other person, other than (A) in the ordinary course of business
consistent with past           practice, and (B) indebtedness,
loans, advances, capital contributions and investments
between Company and any of its wholly-owned Subsidiaries or between
any of such           wholly-owned Subsidiaries;

          (vi) alter (through merger, liquidation, reorganization,
restructuring or in any other           fashion) the corporate
structure or ownership of the Company or any Subsidiary;

          (vii) knowingly violate or knowingly fail to perform any
material obligation or duty           imposed upon it or any
Subsidiary by any applicable material federal, state or local law, rule, regulation, guideline or ordinance;

          (viii) enter into or adopt, or amend any existing,
severance plan, agreement or           arrangement or enter into or
amend any Company Plan or employment or consulting
agreement, except one that can be terminated on 30-days' notice
without cost, the           payment of any penalty, or termination
fee, other than as required by law;

          (ix) increase the compensation payable or to become
payable to its officers or           employees, except for
increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company
or any of its           Subsidiaries who are not officers of the
Company or any of its Subsidiaries, or,           except pursuant
to existing plans or policies, grant any severance or termination
pay           to, or enter into any employment or severance
agreement with, any director or officer           of the Company or
any of its Subsidiaries, or establish, adopt, enter into, or,
except           as may be required to comply with applicable law,
amend or take action to enhance           or accelerate any rights
or benefits under, any labor, collective bargaining, bonus,
   profit sharing, thrift, compensation, stock option, restricted
stock, pension,           retirement, deferred compensation,
employment, termination, severance or other           plan,
agreement, trust, fund, policy or arrangement for the benefit of
any director,           officer or employee;

          (x) take any action, other than reasonable and usual
actions in the ordinary course of           business consistent
with past practice, with respect to accounting policies or
  procedures (other than actions required to be taken by generally
accepted accounting           principles);

          (xi) take any action or knowingly omit to take any action
which would cause any of           its representations or warrants
contained in this Agreement to be untrue or result in           a
breach of any covenant made by it in this Agreement;

          (xii) except for state and federal tax returns due for
the Company's fiscal year-ended           February 3, 1996, make
any tax election or settle or compromise any material federal, state, local or foreign income tax liability; provided,
however, that Parent shall not           unreasonably withhold its
consent to the Company's settlement or compromise of           any
issues raised in connection with the pending IRS audit of the
Company's federal           income tax returns for its fiscal years
ending in 1993, 1994 and 1995; or

          (xiii) authorize, recommend, or announce an intention to
do any of the foregoing, or           enter into any contract,
agreement, commitment or arrangement to do any of the foregoing.

     Section 4.2 No Solicitation. From and after the date hereof, neither the Company, nor any members of the Company's Board of Directors will, and each will use its best efforts to cause any of its officers, employees, affiliates, attorneys, financial advisors, agents or other representatives or those of any of its Subsidiaries not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any takeover proposal or offer from any person, or engage in or continue discussions or negotiations relating thereto; provided, however, that the Company may engage in discussions or negotiations with, or furnish information concerning itself and its Subsidiaries, business, properties or assets to, any third party which makes a Takeover Proposal (as hereinafter defined) if the Board of Directors of the Company concludes in good faith on the basis of a written opinion of its outside counsel, Berkowitz, Lefkovits, Isom & Kushner, a Professional Corporation, that the failure to take such action would violate the fiduciary obligations of such Board under applicable law. The Company will promptly (but in no case later than 24 hours) notify the Parent of any Takeover Proposal, including the material terms and conditions thereof (provided that neither need disclose the identity of the person or group making such Takeover Proposal). As used in this Agreement, "Takeover Proposal" shall mean any proposal or offer, or any expression of interest by any third party relating to the Company's willingness or ability to receive or discuss a proposal or offer, other than a proposal or offer by Parent or any of its Subsidiaries or as permitted under this Agreement, for a tender or exchange offer, a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any proposal to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any of its Subsidiaries.

     Section 4.3 Third Party Standstill Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement, entered into in connection with any potential business combination, sale of all or substantially all of the assets, merger or transaction of comparable character involving the Company or any of its Subsidiaries, to which the Company or any of its Subsidiaries is a party (other than any involving Parent), unless the Board of Directors of the Company concludes in good faith on the basis of the advice of its outside counsel (who may be its regularly engaged outside counsel), that the failure to terminate, amend, modify or waive any such confidentiality or standstill agreement would violate the fiduciary obligations of the Board under applicable law. Subject to such fiduciary duties, during such period, the Company agrees to enforce, to the fullest extent permitted under applicable law, the provisions of any such agreements, including, but not limited to, obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States or any state thereof having jurisdiction.


     Section 4.4 Tax Certification. Within thirty days prior to the Effective Time, the Company shall provide to Parent a certificate signed by an Officer of the Company to the effect that the Company is not, nor has it been within five years of the date thereof, a "United States real property holding corporation" as defined in Section 897 of the Code.


                           ARTICLE 5.


                     ADDITIONAL AGREEMENTS

     Section 5.1 Shareholder and Noteholder Approvals. The Company shall call a meeting of its shareholders (the "Company Shareholder Meeting") to be held as promptly as practicable for the purpose of considering the approval of this Agreement. The Company shall participate in the process seeking approval (the "Company Noteholder Approval") by the Noteholders of modifications to the Indenture as provided in Section 5.11 (the modified Indenture being hereinafter referred to as the "Supplemental Indenture"). The Company will, through its Board of Directors, recommend to its shareholders approval of such Agreement and shall not withdraw such recommendation; provided, however, that the Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board concludes in good faith on the basis of the written opinion of Berkowitz, Lefkovits, Isom & Kushner, a Professional Corporation, that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board under applicable law. The Board of Directors of the Company will not rescind its declaration that the Merger is advisable, fair to and in the best interests of the Company and its shareholders unless the Board concludes in good faith on the basis of the written opinion of Berkowitz, Lefkovits, Isom & Kushner, a Professional Corporation, that the failure to rescind such determination would violate the fiduciary obligations of such Board under applicable law.

     Section 5.2 Preparation of the Registration Statement and the Prospectus. The Company and Parent shall promptly prepare and file with the SEC the Prospectus and Parent shall prepare and file with the SEC the Registration Statement, in which the Prospectus will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, each of Parent and the Company shall mail the Prospectus to the Company's shareholders and Noteholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable federal or state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Prospectus or the Registration Statement will be made by Parent or the Company without the prior approval of the other party. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Prospectus or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     Section 5.3 Access to Information. Subject to currently existing contractual and legal restrictions applicable to Parent or to the Company or any of their Subsidiaries, each of Parent and the Company shall, and shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records. All such information obtained by the parties pursuant to this Section 5.1 shall be subject to the terms of the Confidentiality Agreements dated May 2, 1996 and June 6, 1996 (the "Confidentiality Agreements").

     Section 5.4 Fees and Expenses.

          (a)  Except as otherwise provided herein, whether or not
the transactions      contemplated herein shall be consummated,
each party shall pay its own expenses in      connection with this
Agreement and the transactions contemplated herein.

          (b)   If:

               (i) any event referred to in Section 7.1(h) occurs,
this Agreement is terminated      thereafter by the Company or
Parent (whether or not pursuant to such clause) and prior to such termination the stockholders of the Company did not approve this Agreement;

               (ii)  (y) this Agreement is terminated by the
Company or Parent at a time      when Parent is entitled to
terminate this Agreement pursuant to Section 7.1(e), and (z) prior to the Company Shareholder Meeting but after the date of this
Agreement a Company Third      Party Acquisition Event has
occurred;

               (iii) this Agreement is terminated by the Company or
Parent pursuant to      Section 7.1(g); or

               (iv) this Agreement is terminated by Parent pursuant
to Section 7.1(h)      following the occurrence of a Company Third
Party Acquisition Event;

     then, in each case, the Company shall (without prejudice to
any other rights of Parent against      the Company) pay in cash to
Parent all of its expenses reasonably incurred in connection with the transactions contemplated pursuant to this Agreement, but
excluding "in-house"      expenses such as compensation paid to
Parent's Officers and employees in connection      herewith (the
"Parent Expenses"), which Parent Expenses shall not exceed $2.5
million, such      payment to be made promptly, but in no event
later than the later of the second business day      following, (i)
such termination or (ii) the receipt by the Company of reasonable substantiation of such Parent Expenses.  In the event that a
Company Clause D event (as      hereinafter defined) occurs within
twelve (12) months following such termination, and is
thereafter consummated, then the Company shall pay Parent  an
aggregate fee of $5.5 million      in cash less the actual amount
of Parent Expenses previously paid. Such payment shall be made within two (2) business days following consummation of the Clause D Event.

     A "Company Third Party Acquisition Event" means any of the following events: (A) any Person other than Parent or its Affiliates, acquires or becomes the beneficial owner of 30% or more of the outstanding shares of Company Common Stock; (B) any new group is formed which, at the time of formation, beneficially owns 30% or more of the outstanding shares of Company Common Stock (other than a group which includes or may reasonably be deemed to include Parent or any of its Affiliates); (C) any Person (other than Parent or its Affiliates) shall have publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of the Company, or other similar business combination involving the Company; (D) the Company enters into, or announces that it proposes to enter into, an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving the Company or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of, the Company (other than the transactions contemplated by this Agreement) (a "Company Clause D Event"); (E) any Person (other than Parent or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Company Common Stock which, together with all shares of Company Common Stock beneficially owned by such Person, results or would result in such Person being the beneficial owner of 30% or more of the outstanding shares of Company Common Stock; or (F) there is a public announcement with respect to a plan or intention by the Company or any Person, other than Parent and its Affiliates, to effect any of the foregoing transactions. For purposes of this
Section 5.4, the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act even though Section 13(d) of the Exchange Act may not apply to the Company.

     A "Superior Company Acquisition Transaction" means the event referred to in clause (D) of Company Third Party Acquisition Event provided that the financial and other terms of the transaction referred to therein are, when considered in the aggregate, more favorable to the Company's shareholders than the financial and other terms of the Merger.


          (c)  Parent and the Company acknowledge that the
agreements contained in      Section 5.4(b) are an integral part of
the transactions contemplated by this Agreement, and      that,
without these agreements, Parent and Sub and the Company would not
enter into this      Agreement. Accordingly, if the Company fails
promptly to pay the amount due pursuant to      Section 5.4(b),
and, to obtain such payment, Parent or Sub commences a suit which
results      in a judgment for the fee set forth in Section 5.4(b),
the Company shall pay to Parent or Sub      its costs and expenses
(including attorneys' fees) in connection with such suit together
with      interest on the amount of the fee at the prime rate of
NationsBank of North Carolina, N.A.,      in effect on the date
such payment was required to be made.


     Section 5.5 Reasonable Good Faith Efforts.

          (a)  Upon the terms and subject to the conditions set
forth in this Agreement, each of      the parties agrees to use
reasonable good faith efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and
cooperate with the other parties in      doing, all things
necessary, proper or advisable to consummate and make effective, in
the      most expeditious manner practicable, the Merger and the
other transactions contemplated by      this Agreement, including,
but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all
Governmental Entities and the making      of all necessary
registrations and filings (including filings with Governmental
Entities) and      the taking of all reasonable steps as may be
necessary to obtain an approval or waiver from,      or to avoid an
action or proceeding by, any Governmental Entity (including those
in      connection with the HSR Act and State Takeover Approvals,
if any), (ii) the obtaining of all      necessary consents,
approvals or waivers from third parties, (iii) the obtaining of any requisite shareholder and Noteholder votes or consents,
shareholder investor consents, or      other necessary corporate
approvals, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions
contemplated by this Agreement.  No      party to this Agreement
shall consent to any voluntary delay of the consummation of the
  Merger at the behest of any Governmental Entity without the
consent of the other parties to      this Agreement, which consent
shall not be unreasonably withheld.

          (b)  Public Announcements.  The initial press release
relating to this Agreement shall      be a joint press release and
thereafter the Company and Parent each shall consult with the other prior to issuing any press releases or otherwise making
public announcements with      respect to the Merger and the other
transactions contemplated by this Agreement and prior      to
making any filings with any third party and/or any Governmental
Entity (including any      national securities interdealer
quotation service) with respect thereto, except as may be
required by law or by obligations pursuant to any listing agreement
with or rules of      NASDAQ.

     Section 5.6 Securities Filings. From the date hereof to the Effective Time and thereafter, each of Parent and Company shall timely file all reports required to be filed by it under the Exchange Act, including, without limitation, the timely filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     Section 5.7 Indemnification. From and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers and directors of the Company and of its Subsidiaries to the same extent such persons are indemnified as of the date of this Agreement by the Company pursuant to the Company's Articles of Incorporation and By-Laws in existence on the date hereof for acts or omissions occurring at or prior to the Effective Time. Parent shall cause the Surviving Corporation to provide, for an aggregate period of not more than two years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 125 percent of the last annual premium paid prior to the date hereof.

     Section 5.8 Employee Benefits. Parent agrees to cause the Surviving Corporation to provide to the current employees of the Company employee benefits (including, without limitation, health, life and disability insurance, retirement benefits and other employee benefits) which are no less favorable to such employees than those provided by either (i) the Company currently or (ii) the Parent for employees in similar positions, as such employee benefits may be provided generally from time to time, the choice of which set of benefits to be in Parent's sole discretion.

     Section 5.9 State Takeover Laws. If any "fair price," "business combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.10 Notification of Certain Matters. Parent shall use its reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or (iii) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.11 Cooperative Efforts. Parent and the Company shall work together to obtain the requisite Noteholder vote or consent. Parent shall not solicit, directly or indirectly, Noteholder vote or consent without first notifying the Company and obtaining the Company's agreement with the form of solicitation, which agreement shall not be unreasonably withheld.

                           ARTICLE 6.

               CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a)  Shareholder Approval. This Agreement shall have been
duly approved by the      requisite vote of shareholders of the
Company in accordance with Alabama law and the      Articles of
Incorporation and Bylaws of the Company.

          (b)  HSR and Other Approvals.

               (i) The waiting period (and any extension thereof)
applicable to the           consummation of the Merger under the
HSR Act shall have expired or been           terminated.

               (ii) All authorizations, consents, orders,
declarations or approvals of or filings           with, or
terminations or expirations of waiting periods imposed by, any
      Governmental Entity (including State Takeover Approvals, if
any), which the failure           to obtain, make or occur would
have the  effect of making the Merger or any of the
transactions contemplated hereby illegal or would have a Material
Adverse Effect on           Parent (assuming the Merger had taken
place), shall have been obtained, shall have           been made or
shall have occurred.

          (c)  No Order.  No court or other Governmental Entity
having jurisdiction over      the Company or Parent, or any of
their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation,
executive order, decree,      injunction or other order (whether
temporary, preliminary or permanent) which is then in      effect
and has the effect of making the Merger or any of the transactions
contemplated      hereby illegal.

          (d)  Litigation. There shall not be instituted or pending
any suit, action or      proceeding by a Governmental Entity or any
other person as a result of this Agreement or      any of the
transactions contemplated herein which, in the opinion of either
party's counsel,      would have a Material Adverse Effect on the
Parent or the Company, as the case may be.
          (e)   Registration Statement or Exemption. Either the
Registration Statement shall      have become effective in
accordance with the provisions of the Securities Act or there shall be an effective exemption from the registration requirements of
the Securities Act. If the      Registration Statement shall have
become effective, no stop order suspending the      effectiveness
of the Registration Statement shall have been issued by the SEC and
no      proceedings for that purpose shall have been initiated or,
to the Knowledge of Parent or the      Company, threatened by the
SEC. All necessary state securities or blue sky authorizations shall have been received.

     Section 6.2 Conditions to Obligation of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective
Time of the following additional conditions:

      (a) Performance of Obligations; Representations and
Warranties. Each of Parent and Sub      shall have performed in all
material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective
Time, each of the      representations and warranties of Parent and
Sub contained in this Agreement shall be true      and correct in
all material respects on and as of the Effective Time as if made on
and as of      such date (other than representations and warranties
which address matters only as of a      certain date which shall be
true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this
Agreement, and the Company shall      have received a certificate
signed on behalf of each of Parent and Sub by its Chief Executive
    Officer, its Chief Operating Officer and its Chief Financial Officer to such effect.
     (b)  Legal Opinion. The Company shall have received an opinion
of Sommer & Barnard,      counsel to Parent, dated the Closing
Date, in reasonable form and of the character typical for transactions of the character of those contemplated hereby.
    Section 6.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a)  Performance of Obligations; Representations and
Warranties. The Company      shall have performed in all material
respects each of its agreements contained in this      Agreement
required to be performed on or prior to the Effective Time and,
each of the      representations and warranties of the Company
contained in this Agreement shall be true and      correct in all
material respects on and as of the Effective Time as if made on and
as of such      date (other than representations and warranties
which address matters only as of a certain      date which shall be
true and correct in all material respects as of such certain date),
in each      case except as contemplated or permitted by this
Agreement, and Parent shall have received      a certificate signed
on behalf of the Company by its Chief Executive Officer, its Chief
    Operating Officer and its Chief Financial Officer to such
effect.
          (b)  Legal Opinion. The Parent shall have received an
opinion of Berkowitz,      Lefkovits, Isom & Kushner, A
Professional Corporation, dated the Closing Date, in
reasonable form and of the character typical for transactions of
the character of those      contemplated hereby.

          (c)  Noteholder Approval.  The Noteholders shall have
approved the Supplemental      Indenture in accordance with the
terms of the Indenture and it shall have been executed.

          (d)  Dissenting Shareholders.  Holders of no more than 5%
of the issued and      outstanding shares of the Company shall have
dissented under applicable law.

          (e)  Financing Agreement and Other Consents.  All
consents necessary under the      Company's and its Subsidiaries'
financing agreements shall have been obtained so that
obligations of the Company and its Subsidiaries will not be
affected by the transactions      contemplated by this Agreement.
All third-party consents and consents necessary under any shareholder agreements applicable to the Company and its
Subsidiaries shall have been      obtained.


                           ARTICLE 7.

               TERMINATION, AMENDMENT AND WAIVER

     Section 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company or Parent:

          (a)  by mutual written consent of Parent and the Company;

          (b)  by either Parent or the Company if the other party
shall have failed to comply      in any material respect with any
of its covenants or agreements contained in this Agreement
required to be complied with prior to the date of such termination,
which failure to comply      has not been cured within five
business days following receipt by such other party of written notice of such failure to comply; provided, however, that if any
such breach is curable by the      breaching party through the
exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure
such breach, the non-breaching      party may not terminate this
Agreement pursuant to this paragraph;

          (c)  by either Parent or the Company if there has been
(i) a breach by the other      party (in the case of Parent,
including any material breach by Sub) of any representation or warranty that is not qualified as to materiality which has the
effect of making such      representation or warranty not true and
correct in all material respects or (ii) a breach by the      other
party (in the case of Parent, including any material breach by Sub)
of any      representation or warranty that is qualified as to
materiality, in each case which breach has      not been cured
within five business days following receipt by the breaching party
of written      notice of the breach; provided, however, that if
any such breach is curable by the breaching      party through the
exercise of the breaching party's best efforts and for so long as
the      breaching party shall be so using its best efforts to cure
such breach, the non-breaching party      may not terminate this
Agreement pursuant to this paragraph;

          (d)  by the Parent or the Company if any order, decree or
other order has been      entered by a court or other Governmental
Entity which has the effect of making the Merger      or any of the
transactions contemplated hereby illegal;
          (e)  by Parent or the Company if the Merger has not been
effected on or prior to      the close of business on November 30,
1996  (the "Termination Date"); provided, however,      that the
right to terminate this Agreement pursuant to this Section 7.l(e)
shall not be available      to any party whose failure to fulfill
any of its obligations contained in this Agreement has      been
the cause of or resulted in, the failure of the Merger to have
occurred on or prior to the      aforesaid date;

          (f)  by Parent or the Company if the shareholders of the
Company do not approve      this Agreement;

          (g)  by Parent or the Company if the Board of Directors
of the Company      reasonably determines that a Takeover Proposal
constitutes a "Superior Proposal" (as      hereinafter defined);
provided, however, that the Company may not terminate this
Agreement      pursuant to this Section 7.1(g) unless and until
three business days have elapsed following      delivery to Parent
of a written notice of such determination by the Board of Directors
of the      Company (which written notice shall inform Parent of
the material terms and conditions of      the Takeover Proposal but
need not include the identity of such third party);

          (h)  by Parent if the Board of Directors of the Company
shall not have      recommended, or shall have resolved not to
recommend, or shall have modified or      withdrawn its
recommendation of the Merger or declaration that the Merger is
advisable and      fair to and in the best interests of the
Company, its shareholders and its Noteholders, or shall      have
resolved to do so; or

          (i)  by Parent if the Noteholders of the Company do not
approve the      Supplemental Indenture.

     "Superior Proposal" shall mean a bona fide proposal or offer made by a third party to acquire the Company pursuant to a stock purchase, tender or exchange offer, a merger, consolidation or other business combination or a sale of all or substantially all of the assets of the Company and its Subsidiaries on terms which a majority of the members of the Board of Directors of the Company determines in their good faith reasonable judgment (based on the advice of a nationally recognized investment banking firm) to be more favorable to the Company and to its shareholders and/or Noteholders than the transactions contemplated hereby, provided that in making such determination the Board considers the likelihood that such third party is able to consummate such proposed transaction.

     Section 7.2 Effect of Termination. In the event of termination of this Agreement by either Parent or the Company, as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for Section 5.4, Article 8 and the obligations of the parties under the Confidentiality Agreements which shall survive the termination); provided, however, that nothing contained in this
Section 7.2 shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     Section 7.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders and Noteholders of the Company, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4 Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                           ARTICLE 8.

                       GENERAL PROVISIONS

     Section 8.1 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article I, Sections 1.5 (d), 5.2, 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8, and this Article 8 shall survive the Effective Time, and those set forth in Section 5.4, this
Article 8 and the Confidentiality Agreements shall survive termination.

     Section 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, three days after mailing by United States certified mail, return receipt requested, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Sub:
          Proffitt's, Inc.
          5810 Shelby Oaks Drive
          Memphis, Tennessee 38134
          Attn: Mr. R. Brad Martin
          Facsimile Number:  (901) 386-4594

          Proffitt's, Inc.
          3455 Highway 80 West
          Jackson, Mississippi 39209
          Attn: Brian J. Martin, Esquire
          Facsimile Number: (601) 968-5216

          with copies to:
          James A. Strain, Esquire
          Sommer & Barnard
          Professional Corporation
          4000 Bank One Tower
          Indianapolis, Indiana 46204
          Facsimile Number: (317) 236-9802

     (b)  if to the Company:
          Parisian, Inc.
          750 Lakeshore Parkway
          Birmingham, Alabama 35211
          Attn: Donald E. Hess
           Facsimile Number: (205) 940-4984

          with copies to:
          Berkowitz, Lefkovits, Isom & Kushner,
          A Professional Corporation
          1600 SouthTrust Tower
          Birmingham, Alabama 35203
          Attn: Harold B. Kushner, Esquire
          Facsimile Number: (205) 322-8007

     Section 8.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include, " "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation. "

     Section 8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
     Section 8.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Exhibits and Schedules attached hereto or referred to herein, and the Confidentiality Agreements constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
     Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.
    Section 8.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto irrevocably waives right to trial by jury.

     Section 8.10 Litigation Costs. In the event it becomes necessary for any party hereto to initiate litigation for the purpose of enforcing any of its rights hereunder or for the purpose of seeking damages for any violation hereof then, in addition to any and all other judicial remedies that may be granted, the prevailing party shall be entitled to recover attorneys' fees and all other costs sustained by it in connection with such litigation.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

ATTEST:                            PROFFITT'S, INC.


By:  _____________________     By:__________________________
Its: _____________________     Its: ________________________


ATTEST:                            CASABLANCA MERGER CORP.


By:  _____________________     By:_______________________
Its: _____________________     Its:______________________


ATTEST:                            PARISIAN, INC.


By:  ______________________     By:_______________________
Its: ______________________     Its:______________________